EXHIBIT 21:  SUBSIDIARIES OF THE REGISTRANT


                                                  Jurisdiction of
Name of Subsidiaries                              Incorporation
--------------------                              -----------------


Paychex Management Corp.                          New York

Pay-Fone Systems, Inc.                            California